Exhibit 3.1
SECOND AMENDED AND RESTATED BY-LAWS
of
CARBO CERAMICS INC.
ARTICLE I

OFFICES
          SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of the Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof.
          SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.
ARTICLE II
MEETING OF STOCKHOLDERS
          SECTION 1. ANNUAL MEETINGS. Annual meeting of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Delaware on the second Tuesday of June of each year or, if such day shall be a legal holiday, on the next business day.
          At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.
          SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting.
          SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors and other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.
          A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
          SECTION 4. INSPECTORS OF ELECTION. The Board of Directors shall have the power to appoint one or more persons (who need not be stockholders) to act as inspector or inspectors of election at each meeting of stockholders. If there is no inspector present, ready and willing to act, the chairman presiding at any meeting may appoint a temporary inspector or inspectors to act at such meeting. No candidate for the office of director shall act as an inspector of any election for director.
          SECTION 5. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to voted thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
          SECTION 6. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors.
          SECTION 7. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. A waiver of any notice, signed by a stockholder before or after the time for the meeting, shall be deemed equivalent to such notice.

          SECTION 8. CONSENTS TO CORPORATE ACTION.
          (a) Record Date.
          The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 8. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the corporation, request that a record date be fixed for such purpose. The Board of Directors may fix a record date for such purpose, which shall be no more than ten days after the date upon which the resolution is adopted. If the Board of Directors fails within ten days after the corporation receives such notice to fix a record date for such purpose, the record date shall be the date after the expiration of such ten-day period on or by which the first written consent is or shall have been delivered to the corporation in the manner described in Section 8(b) below unless prior action by the Board of Directors is required under the Delaware General Corporation Law, in which event the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
          (b) Procedures.
          (i) Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to as a “Consent”) shall bear the date of signature of each stockholder who signs the Consent and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 8(b), Consents signed by a sufficient number of stockholders to take such action are delivered to the corporation.
          (ii) Consents shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.
          (iii) In the event of the delivery to the corporation of one or more Consents, the Secretary of the corporation, or such other officer of the corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by stockholder consent as the Secretary of the corporation or such other officer of the corporation deems necessary or appropriate, including, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent. Notwithstanding the foregoing, if the corporate action to which the Consents relate is the removal or replacement of one or more members of the Board of Directors the Secretary of the corporation or such other officer shall promptly designate two (2) persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consents and such Inspectors shall discharge the functions of the Secretary of the corporation or such other officer under this Section 8(b). If after such investigation the Secretary of the corporation, such other officer or the Inspectors, as the case may be, shall determine that the Consents are valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consents shall be filed in such records, at which time the Consents shall become effective as stockholder action. In conducting the investigation required by this Section 8(b), the Secretary of the corporation, such other officer or the Inspectors, as the case may be, may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate, to assist them and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
          (c) Effectiveness of Consent.
          No action by written consent without a meeting shall be effective until such date as the Secretary of the corporation, such other officer or the Inspectors, as applicable, certify to the corporation that the Consents delivered to the corporation in accordance with this section represent at least the minimum number of votes that would be necessary to take the corporate action.
          SECTION 9. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATION OF DIRECTOR CANDIDATES.
          (a) Annual Meetings of Stockholders.
          (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders at an annual meeting of stockholders may be made (A) pursuant to the corporation’s notice of the meeting; (B) by or at the direction of the Board of Directors; or (C) by any stockholder of the corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section and at the time of the annual meeting; (2) is entitled to vote at the meeting; and (3) complies with the procedures set forth in this Section.
          (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to subsection (a)(i)(C) of this Section, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be received by the Secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be received by the Secretary of the corporation not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the annual meeting was mailed or a public announcement of the date of such meeting was first made by the corporation. To be in proper form, a stockholder’s notice to the Secretary of the corporation (including any such notice delivered pursuant to paragraph (b) below) must:
          (A) set forth, as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) (1) the name and address of such stockholder and any such Stockholder Associated Person as it appears on the books and records of the corporation; (2) the number of shares of common stock of the corporation that are owned beneficially and of record as of the date of such notice by such stockholder and any such Stockholder Associated Person (which information shall be supplemented by such stockholder, as of the record date for such meeting, by notice received by the Secretary of the corporation not later than 10 days after such record date); (3) whether and the extent to which any transaction or series of transactions has been made or entered into by or on behalf of such stockholder and any Stockholder Associated Person in relation to any share of stock of the corporation, including, without limitation, any hedging or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the corporation (which information shall be supplemented by such stockholder, as of the record date for such meeting, by notice received by the Secretary of the corporation not later than 10 days after such record date); and (4) any other information relating to such stockholder and any such Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Exchange Act”));
          (B) if the notice relates to any business that the stockholder proposes to bring before the meeting, other than the nomination of a director, set forth (1) a brief description of such business, including the text of any proposal or resolutions to be proposed for consideration by stockholders and, if such business includes a proposal to amend these By-Laws, the text of the proposed amendment, the reasons for conducting such business at the meeting and any material interest of such stockholder and any Stockholder Associated Person in such business whether individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom; and (2) a description of all agreements or other arrangements between such stockholder and/or Stockholder Associated Person and any other person or persons (including the names of such person(s)) in connection with such business or the proposal thereof; and (3) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of business on the date of such stockholder’s notice; and
          (C) set forth, as to each person whom the stockholder proposes to nominate for election or reelection as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case in accordance with Regulation 14A under the Exchange Act; (2) such person’s written consent to being nominated and to serving as a director if elected; (3) all information relating to such person as may be specified from time to time in any policy of the corporation relating to the nomination (or recommendation for nomination) of directors; (4) a description of all agreements or other arrangements between such stockholder and/or Stockholder Associated Person and each proposed nominee and any other person or persons (including the names of such person(s)) pursuant to which the nomination(s) are to be made by such stockholder; and (5) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder’s notice.
          (D) For purposes of this Section, “Stockholder Associated Person” of any stockholder shall mean (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (3) any person controlling, controlled by or under common control with such Stockholder Associated Person.
          (iii) Notwithstanding anything in the second sentence of subsection (a)(ii) of this Section to the contrary, in the event that number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these By-Laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement was first made by the corporation.
          (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors; or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder who (A) is a stockholder of record at the time of giving of notice provided for in this Section and at the time of the special meeting; (B) is entitled to vote at the meeting; and (C) complies with the notice procedures set forth in this Section. If the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons for election to such position(s) as may be specified in the corporation’s notice of such special meeting if the stockholder’s notice required by this Section shall be received by the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting.

          (c) General.
          (i) Only persons nominated in accordance with these By-Laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of any annual or special meeting shall determine all matters relating to the conduct of the meeting and any item of business or nomination determined not to be properly brought before the meeting shall not be transacted or shall be disregarded.
          (ii) If the stockholder (or a qualified representative of the stockholder) does not appear at the applicable annual or special meeting to present an item of business or nomination, such item of business shall not be transacted at such meeting, and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. To be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting.
          (iii) In no event shall any notice or public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as provided in this Section.
          (iv) For purposes of this Section 9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
          (v) In addition to the foregoing provisions of these By-Laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing herein shall be deemed to affect any right of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
ARTICLE III
DIRECTORS
          SECTION 1. NUMBER AND TERM. The number of directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, but shall not be less than three. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.

          SECTION 2. RESIGNATIONS. Any director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.
          SECTION 3. VACANCIES. If the office of any director or member of a committee becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.
          SECTION 4. REMOVAL. Except as otherwise provided by law, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.
          SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.
          SECTION 6. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
          Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending the By-Laws of the corporation; and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
          SECTION 7. MEETINGS. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

          Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, President or by the Secretary on the written request of any two directors on at least two days’ notice to each director and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the call of the meeting.
          Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
          SECTION 8. QUORUM. A majority of the directors, which must include the Chairman of the Board of Directors (unless the Chairman of the Board of Directors is incapacitated) shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.
          SECTION 9. COMPENSATION. Fees and reimbursement of expenses for directors shall be fixed by resolution of the board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
          SECTION 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.
ARTICLE IV
OFFICERS
          SECTION 1. OFFICERS. The officers of the corporation shall be a Chairman of the Board of Directors, a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation (other than the Chairman of the Board of Directors) need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.
          SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
          SECTION 3. CHAIRMAN. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and the stockholders and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.
          SECTION 4. PRESIDENT. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. Except as the Board of Directors shall have authorized the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.
          SECTION 5. VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.
          SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.
          The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the Chairman of the Board of Directors and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.
          SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.
          SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.
ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS
          This corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended, indemnify persons whom it may indemnify pursuant thereto.
ARTICLE VI
MISCELLANEOUS
          SECTION 1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
          Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Delaware General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.
          The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.
          SECTION 2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the Delaware General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the Delaware General Corporation Law.
          SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.
          SECTION 4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
          SECTION 5. DIVIDENDS. The Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem to be in the best interests of the corporation.
          SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed on or affixed or reproduced or otherwise.
          SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.
          SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

          SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.
          Whenever any notice whatever is required to be given under the provision of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VII
AMENDMENTS
          These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors.